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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 17, 2008

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                                 ENSURAPET, INC.
               (Exact name of registrant as specified in charter)

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           Nevada                     333-132028                13-4303483
  (State or jurisdiction of    (Commission File Number)      (I.R.S. Employer
incorporation or organization)                              Identification No.)



     540 N. Golden Circle, Suite 304,
          Santa Ana, California                              92705
 (Address of principal executive offices)                  (Zip Code)

              Registrant's telephone number, including area code: 501-372-4443

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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As used in this  report,  the  terms  "we",  "us",  "our",  "our  company",  the
"Company", or "EPTI" refer to Ensurapet, Inc., formerly known as Vsurance, Inc., a Nevada corporation.

ITEM  2.02 - RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The Company's annual report on Form 10-K for the year ending December 31, 2007 has been delayed as a result of a significant material event which management determined needed to be reflected in the filing. Ensurapet management currently believes, but cannot guarantee, that it will be able to file its Form 10-K on or prior to April 30, 2008.

On April 9, 2008, the lender--Samir Financial LLC (the "Lender")--whose indebtedness from the Company was approximately $6 million, entered into an agreement with the Company to forgive $4,000,000 in exchange for 3,000,000 restricted common shares. Further, the Company shall repay the Lender $1,000,000 on or before July 9, 2008, with the remaining balance of $1,000,000 remaining on the books as an interest free (0%) liability for a period of 14 months paid as follows: the first payment shall be due and payable on July 1, 2009; the second payment shall be due and payable on October 1, 2009; with subsequent payments due and payable. The Lender will not charge the Company any interest (as it is a non-interest bearing loan). The Company shall make quarterly payments to the Lender of $250,000 on the dates shown above. The three million restricted shares of the Company's common stock shall be subject to SEC Rule 144 restrictions as well as an executed 12 month lock up agreement.

Current liabilities of the Company together with the long-term debt portion of this loan as compared to December 2006 are shown below. This information is unaudited, it does not include other liabilities which management views as contingencies, and this disclosure may change upon the guidance recommended by the auditors.

 LIABILITIES                          December 31, 2007 December 31, 2006
------------------------------------------------------ ------------------
Current Liabilities
  Accounts payable                    $        132,758  $         578,656
  Line of Credit                                48,001             49,173
  Note payable                               1,000,000          4,025,000
  Accrued interest                                   -             58,333
  Accrued wages                                 24,573                  -
  Shareholder advances                               -                  -
  Loan extension fee payable                         -            500,000
  Current portion of long-term debt                  -             55,000
                                     ----------------- ------------------
    Total Current Liabilities                1,205,332          5,266,162

Long-term Debt
  Note payable                               1,000,000            175,000

The information in this Form 8-K and the exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)   Exhibits

10.1 Third Amended and Restated promissory Note (Secured)

10.2 Lock-Up Agreement by and among Ensurapet, inc. and Damir Financial LLC, dated April 9, 2008.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2008

VSURANCE, INC.


                                                   /s/ W. RUSSELL SMITH, III
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                                                   W. Russell Smith, III
                                                   CEO